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                                                                   EXHIBIT 10.14



From: "Requests,Quote" (quote.requests@gartner.com)
To: "'Christophe Bianchi'" (xtophe@simplex.com)
Cc: agould@wsgr.com
Subject: RE: Consent for one additional manufacture quote.
Date: Wed, 31 Jan 2001 10:29:21 - 0500
X-Mailer: Internet Mail Service (5.5.2650.21)

Dear Christophe:

No problem at all with the numerous requests. The following revised quote has been approved for usage in the Simplex SEC filing document. Please note the changes and the appropriate sourcing:

"Gartner/Dataquest also reports, in a December 2000 study that, while the average transistor counts of cell-based integrated circuits continue to climb above 10 million to 20 million transistors, ... system designers are starting to use cell-based integrated circuits with more than 40 million transistors..."

Gartner Dataquest, "System Designers' Wants and Needs". Bryan Lewis. December 2000.

Thank you and regards,

Pamela A. Miranda
Quote Requests
Gartner
quote.requests@gartner.com
203.316.6178